Exhibit 10.3

AMENDED AND RESTATED ** AGREEMENT

Bank of America, N.A. and Visa U.S.A. Inc. are parties to a ** Agreement, dated September 5, 2003, as amended on July 7, 2004 (the “Original Agreement”), and desire to amend and restate the Original Agreement. Toward that end, this “Agreement” sets forth the obligations, commitments and rights of Bank of America, N.A., acting on behalf of itself, Bank of America, N.A. (USA), MBNA America (Delaware), N.A. and MBNA America Bank, N.A., and their respective successors and assigns (collectively, the “Bank”) and Visa U.S.A. Inc., acting on behalf of itself and its successors and assigns (collectively, “Visa”), in the area of consumer and commercial credit cards and consumer and commercial debit cards issued in the United States. For purposes of this Agreement, the terms “credit card” and “debit card” mean, respectively, any type or form of consumer or commercial credit card and any type or form of consumer or commercial debit card. Bank is a member of Visa. Visa and Bank agree as follows:

1. Term of Agreement. Upon signature hereof by both parties, the initial term of this Agreement will be deemed to have commenced on January 1, 2006 and will continue through December 31, 2011, unless automatically extended pursuant to this paragraph (the “Term”). Fifteen (15) days prior to the end of the Term, the Term shall automatically be extended until ** unless either Visa or Bank delivers a notice of non-renewal prior to that time. For the avoidance of doubt, the preceding sentence shall continue to apply following any extension of the Term. Notwithstanding any extension of the Term, Visa shall have no obligation after December 31, 2011 to provide any ** Funding or ** Value under Sections 3.2 and 3.8, respectively, except such ** Funding and ** Value as were committed prior to December 31, 2011 but not yet provided.

2. Existing Agreements.

2.1

The terms of the existing Committed Volume Agreements set forth on Exhibit I (the “Surviving Existing Agreements”) will remain in force in accordance with their respective terms and conditions. In addition, Bank and Visa may enter into subsequent agreements (“Future Agreements”), including, but not limited to, those under which Bank may receive additional payments specifically targeted to particular marketing or incentive programs. In the event of a conflict between the terms of this Agreement and the terms of the Surviving Existing Agreements, the terms of this Agreement shall prevail. In the event of a conflict between the terms of this Agreement and the terms of any Future Agreement, the terms of the Future Agreement shall prevail.

2.2	Visa and Bank agree that the agreements set forth on Exhibit II (the “Terminated Existing Agreements”) shall be deemed to have terminated as of December 31, 2005, and all rights, obligations and responsibilities of each party in such agreements shall be void and of no further force or effect as of such termination, except those rights, obligations and responsibilities that by their terms survive the termination of the applicable agreement (the “Surviving Provisions”).

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2.3	Visa (on behalf of itself and its affiliates) and Bank (on behalf of itself and its affiliates) hereby release, acquit, and forever discharge, the other, and its affiliates, officers, directors and employees, from any and all rights, actions, claims, debts, demands, costs, contracts, liabilities, obligations, damages and causes of action whether known, suspected or unknown, whether in law or in equity, which they had or now have or may claim to have by reason of: (i) those matters set forth in the Terminated Existing Agreements, except as set forth in the Surviving Provisions; and (ii) any other matters which relate to the subject matter of the Terminated Existing Agreements, except as set forth in the Surviving Provisions.

2.4	In the event any agreement (or agreements) between or among Visa U.S.A. Inc. (including any Visa U.S.A. Inc. affiliate but excluding, for the avoidance of doubt, Visa International Service Association and the Visa regions), on the one hand, and MBNA America Bank, N.A., MBNA America (Delaware), N.A., Bank of America, N.A. (USA), and/or Bank of America, N.A., on the other hand (referred to as a “Visa/Bank Agreement”), is discovered after the execution of this Agreement that is not listed in either Exhibit I or Exhibit II, Visa and Bank will mutually agree whether or not such agreement(s) should be listed on Exhibit I as a Surviving Existing Agreement or on Exhibit II as a Terminated Existing Agreement and treat them as stated in this Section 2. Visa and Bank each represent to the other that, as of the execution of this Agreement, they have conducted a reasonable investigation of their books and records and have not discovered or identified any other Visa/Bank Agreement that should have been listed in either Exhibit I or Exhibit II.

3. Visa’s Obligations and Rights.

3.1	** Benefits. Throughout the Term, Visa shall provide Bank with the pricing discounts set forth in ** of the “**,” attached hereto as Exhibit III (**), and in Exhibit VII, retroactive to January 1, 2006. **

3.2	** Funding. In lieu of the annual payments provided under Section 3.3 of the Original Agreement, Visa will provide Bank with ** dollars ($ **) between ** and ** (the “ ** Funding”). The $ ** of ** Funding will be allocated per year as follows: ** (funding allocated for each year is referred to as “Annual Funding”).

3.2.1	Notwithstanding the previous paragraph, commencing with calendar year **, if the ** calendar year’s Annual Bank ** (as defined in Section 3.3.4.1) is ** the Annual Bank ** for calendar year **, which is set forth on Exhibit V, then Visa’s

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

obligation to provide Annual Funding pursuant to Section 3.2 just for that current calendar year shall extinguish. However, even if the ** calendar year’s Annual Bank ** is ** the Annual Bank ** for calendar year **, Visa shall remain obligated to provide the applicable Annual Funding required by Section 3.2 if: (i) Visa has elected, under Section 3.6.1(ii), to excuse Bank from its obligations in Section ** or Bank has elected to ** pursuant to Section **; and (ii) the ** for ** cards and ** cards owned or issued by Bank in such calendar year exceeds the ** in ** for ** cards and ** cards owned or issued by Bank.

3.2.2	These funds will be held in an account at Visa called “Fusion.” The funds in the Fusion account are intended to be and will be used to provide ** for Bank’s activities in support of its participation in Visa programs, **. Funds in the Fusion account will be **. ** Funds will be considered “committed” **. Uncommitted funds will not **.

3.3	** Incentive Payments. For each calendar quarter during the Term, Visa will determine if there has been **. “ **” equals ** of the Quarterly Bank **, as defined in Section **, on the applicable ** category (i.e., **) in **, as adjusted pursuant to Sections 3.3.4.3 and 3.3.7 (the “** Amount”), ** the Quarterly Bank ** on the applicable ** category for **, as adjusted pursuant to Sections 3.3.4.3, 3.3.4.4 and 3.3.7 (the “** Amount”). Visa will provide Bank with quarterly ** incentives for any calendar quarter in which there has been ** as follows:

3.3.1	For all **, Visa will pay Bank ** of such **. If in any

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

calendar quarter the ** Amount is ** Quarterly Bank ** for **, then, notwithstanding Section 3.3, the ** Amount for purposes of calculating the ** for that calendar quarter shall be ** Quarterly Bank **.

3.3.2	For all **, Visa will pay Bank ** of such **. If in any calendar quarter the ** Amount is ** the Quarterly Bank ** for ** for **, then, notwithstanding Section 3.3, the ** Amount for purposes of calculating the ** for that calendar quarter shall be ** Quarterly Bank **.

3.3.3	For all **, Visa will pay Bank ** of such **(**). If in any calendar quarter the ** Amount is ** the Quarterly Bank ** on ** for **, then, notwithstanding Section 3.3, the ** Amount for purposes of calculating the ** for that calendar quarter shall be ** Quarterly Bank **.

3.3.4	For purposes of this Agreement, “ **” means the **, on the applicable ** category (i.e., **) that are owned or issued by Bank or a Visa Member, as the case may be or the context requires.

3.3.4.1	“Annual Bank **” means the ** during the applicable calendar year for **.

3.3.4.2	“Quarterly Bank **” means the ** during the applicable calendar quarter for **, as applicable.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

3.3.4.3	** shall exclude, for purposes of calculation of ** Incentive Payments under Section 3.3 only, **. ** as amended from time to time pursuant to Section **. Visa will make reasonable efforts to require that ** use any incentives provided by Visa for purposes directly related to the **.

3.3.4.4	In addition, for purposes of calculating the Annual Funding or any ** Incentive Payment under Section 3.2 and Section 3.3, the portion of (a) the ** Annual Bank **, in the case of Section 3.2, and (b) the ** Amount (whether calculated by ** the Quarterly Bank ** from **), in the case of Section 3.3, ** as required by **.

3.3.5	Payments will be made in arrears and will be made within 30 days of the receipt of Bank’s Quarterly Operating Certificate and Payments Riders (Exhibit VI) provided that Bank has timely supplied Visa with all reasonably requested documentation pursuant to Section 3.3.6. **.

3.3.6	Visa may verify Bank’s Quarterly Operating Certificates and Payment Riders using the data provided by Bank pursuant to this Section 3.3.6, and Bank will submit such additional information (but not at a cardholder level) as Visa may reasonably request in writing to verify Bank’s calculations of amounts due under this Agreement. In the event of any conflict between the various data sources listed herein, **, except to the extent Bank demonstrates **. Visa also reserves the right to direct Bank to engage, at Visa’s expense, Bank’s independent auditor (or, if the auditor is conflicted, an independent accounting firm reasonably acceptable to Bank and Visa) to audit Bank’s records to determine the accuracy of Bank’s Quarterly Operating Certificates,

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Payment Riders and other information provided by Bank pursuant to this Section 3.3.6. If Visa disputes the ** reported by Bank, Visa will pay ** Incentive Payments with respect to the amount that is not in dispute and notify Bank in writing of the disputed numbers and the basis for dispute. Bank and Visa will discuss the discrepancy within ten (10) days and shall in good faith attempt to resolve any such discrepancy within fifteen (15) days thereof. Within thirty (30) days of such mutual resolution, Visa shall make any supplemental payment in accordance with this Agreement or, for any overpayment of the ** Incentive Payment, Visa shall net such overpayment from future ** Incentive Payments unless no such future ** Incentive Payment could exist, in which case Bank will repay to Visa the amount of the overpayment within thirty (30) days of such mutual resolution. If the parties are unable to mutually resolve such dispute, they will agree on a process to obtain an independent third party evaluation. Bank and Visa agree that the data provided by Bank to Visa may not be transferred to any third party, except Visa’s auditors and attorneys, without the prior written approval of Bank, and shall only be used by Visa to verify Bank’s Quarterly Operating Certificates and Payment Riders. Notwithstanding any provision of this Agreement, Bank shall not be obligated to provide any data otherwise required to be provided by it to Visa, if Bank is prohibited from disclosing the same because of any law, regulation, contract, bank wide privacy policy, public privacy pledge, court order, rule, consent decree, or individual present or former customer request, or if the provision of such information or its intended use would create an additional regulatory compliance burden on Bank (e.g., result in Bank’s being deemed a credit reporting agency); provided, however, that Visa shall not be obligated to pay Bank any disputed amounts under the Agreement if the accuracy of Bank’s information cannot be verified by a third party independent auditor or evaluator, as provided in this paragraph.

3.3.7	(i) In the event Bank **, after January 1, 2006, ** the ** Amount to be used in calculating the ** for those **, notwithstanding anything to the contrary in Section 3.3, shall be adjusted by ** (A), (B) or (C) below: (A) ** measured for the ** Amount; (B) ** measured for the ** Amount; or (C) **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(ii)	In the event Bank **, after January 1, 2006, **, then **: (A) the ** Amount to be used in calculating the ** for **, notwithstanding anything to the contrary in Section 3.3, shall be adjusted by ** measured for the ** Amount, and (B) the ** Amount to be used in calculating the ** for ** will be adjusted by **.

3.4	**

3.4.1	Visa will ensure that **.

3.4.2	Visa will ensure that **.

3.4.3	Visa will ensure that **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

3.5	On-site **. Visa will conduct one on-site ** exclusively for Bank employees each calendar year during the Term (a total of ** sessions). Bank will provide the facilities and the meals at its expense and Visa will provide **, if any, at its expense.

3.6	**.

3.6.1	In the event of a variance between **.

3.6.2	The parties intend that the overall ** provided by **. In the event that Bank reasonably believes that the **

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

provided to Bank inhibits Bank from offering such **, then Bank shall give notice to Visa of such **. Along with such notice, Bank shall provide ** that demonstrates **. Visa shall then have thirty (30) days to provide Bank with a mutually acceptable plan **. ** Bank acknowledges that **. ** For the avoidance of doubt, if Bank ** under this paragraph, Section 4.2.3 shall no longer apply.

3.7	**. For **, Visa will (if requested by Bank) pay Bank $ ** (**) and $ ** (**) that Bank ** during the Term. For **, Visa will (if requested by Bank) pay $ **, **, that Bank ** during the Term. The above payments shall be collectively referred to as “ ** Assistance.” ** pursuant to this Section will be eligible for the ** Incentive Payments set forth in Section 3.3.1, and ** pursuant to this Section will be eligible for the respective ** Incentive Payments set forth in Sections 3.3.2 and 3.3.3.

3.8	** Value. Visa will provide Bank with ** value, **, with a reasonable retail value of $ ** per calendar year through **. Value delivery can **. Retail value for ** will be as reasonably defined by Visa. An accounting of all **, including their value (and reasonably detailed documentation that supports such ** and corresponding value), will be reviewed periodically over the Term with designated senior Bank executives, as requested by Bank. Such ** will be utilized as mutually approved by designated Bank and Visa executives, which approval shall not be unreasonably withheld or delayed. If Visa provides Bank with less than $ ** (or such greater amount as may be required by this sentence) in ** in any calendar year, **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Uncommitted value **. Value will be considered “committed” **. Notwithstanding the termination or expiration of this Agreement, Visa agrees to provide any ** value committed during the Term, but not yet provided. The immediately preceding sentence shall survive the termination or expiration of this Agreement.

3.9	Review of Fees. Visa will work with Bank to ** review of Visa’s ** fees, in all regions (e.g., U.S, EU, LAC, etc.), to ensure clear and accurate reporting and to identify opportunities for increased efficiencies, and will work with Bank to review any changes in ** and any calculation pursuant to Section 5.3.7. Visa will also provide Bank, prior to the end of the fourth quarter of each calendar year, with its calculation of ** (in the format set out in Exhibit IV).

3.10	Updates to Exhibits. Visa shall provide Bank with an updated Exhibit I and/or Exhibit II to this Agreement (whichever is applicable) within sixty (60) days following the renewal or termination of a Surviving Existing Agreement, the execution of any Future Agreement, or the parties’ mutual agreement with respect to any agreement identified pursuant to Section 2.4.

3.11	** Assistance Visa shall pay Bank ** dollars ($ **), no later than December 31, 2007, as **. **. The parties agree that Visa’s obligation under this section 3.11 shall survive any termination of the Agreement other than pursuant to Section 5.3.2.

4. Bank’s Obligations and Rights.

4.1	** Program. Bank acknowledges that this Agreement represents Bank’s participation in the ** Program, which is a program subject to ** attached to this Agreement as Exhibit III. Bank agrees to abide by ** as applied pursuant to the terms of this Agreement.

4.1.1	Application of **:

4.1.1.1.	Visa and Bank agree that Bank has already satisfied any conditions to participating in the ** Program and, as a result, there is no need or requirement for Bank to

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

** referenced in ** of Exhibit III.

4.1.1.2	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.3	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.4	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.5	Visa and Bank acknowledge and agree that Bank, as of December 31, 2005 and through the execution date of this Agreement, ** which means that ** set forth in ** of Exhibit III have no application to Bank, and ** of Exhibit III shall only apply to the extent that it is included as part of a ** or ** as specified in Sections ** or **.

4.1.1.6	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.7	Notwithstanding ** of Exhibit III, Visa and Bank agree that Bank will receive ** in ** of Exhibit III and in Exhibit VII starting as of January 1, 2006, and that Visa will make a one-time adjustment promptly after execution of this Agreement if and as necessary to apply the terms of this Agreement to the period between January 1, 2006 and such execution.

4.1.1.8.	** of Exhibit III is applied on the terms set forth below:

“**”

4.1.1.9	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.10	** of Exhibit III is applied as follows: The first sentence shall apply only with respect to

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**. The second sentence is deleted in its entirety and replaced with the following: “**”

4.1.1.11	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.12	** of Exhibit III is applied on the terms set forth in Section ** of this Agreement.

4.1.1.13	Visa and Bank hereby agree that ** of Exhibit III are applied on the terms set forth in **. ** shall not apply to Bank unless (a) Bank is failing to meet the terms of ** of Exhibit III, as applied pursuant to the terms of this Agreement, and such failure is material; (b) the material failure persists for the period prescribed in **; and (c) Visa, promptly after discovery, notifies Bank in writing that it believes Bank is materially failing to comply with ** of Exhibit III , as applied pursuant to the terms of this Agreement. ** will be applied on the terms set forth in Section **. Visa and Bank agree, for the avoidance of doubt, that, for purposes of **, Bank will not during the Term have a ** or a **, except as may be provided for in Section **, Section **, and Section **.

4.1.1.14	** of Exhibit III applied on the terms set forth in Section ** of this Agreement.

4.2	Visa **.

4.2.1	Bank will ensure that during the Term, at least ** of its Annual ** (defined below) will be **.

4.2.1.1	“Annual **” means the combined ** for the applicable calendar year from all

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**, provided, however, that for purposes of calculating its total Annual **, Bank may exclude:

(a) **;

(b) ** Bank will be responsible for providing Visa with an itemized list of new excluded programs including, but not limited to, **;

(c) **;

(d) **; and

(e) ** until such time as the parties agree on **. In the event the parties do not agree **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4.2.2	During the Term, Bank agrees that ** of its Annual ** (defined below) will be **.

4.2.2.1	“Annual **” means the combined ** for the applicable calendar year from all **, provided, however, that for purposes of this calculation, Bank may exclude:

(a) **;

(b) **. Bank will be responsible for providing Visa with an itemized list of new excluded programs including, but not limited to, **;

(c) **; and

(d) **.

4.2.3	Bank will grow ** of Bank’s ** so that by the end of the **, ** reaches an ** of Bank’s Quarterly ** (defined below) for such quarter, and Bank agrees to maintain ** on a quarterly basis for the remainder of the Term.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4.2.3.1	“Quarterly **” means the aggregate **, for the applicable calendar quarter, from all **; provided, however, that for purposes of this calculation, Bank may exclude:

(a) **;

(b) ** Bank will be responsible for providing Visa with an itemized list of new excluded programs including, but not limited to, **; and

(c) **.

4.3	**. INTENTIONALLY DELETED.

4.4	** Growth. Bank will ensure that over the course of the Term, the growth ** of Bank’s total ** for ** is **, measured at the end of each year as follows:

(a) the aggregate Annual Bank ** (which, for purposes of this calculation only and subject to any exclusions set forth in Section 4.4.1, will include **) for **, divided by the aggregate Annual Bank ** for

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**, shall be **

(b) the aggregate Annual Bank ** for **, divided by the aggregate Annual Bank ** for **.

4.4.1.	For purposes of the calculation of Bank’s total ** required by Section 4.4, Bank may exclude:

(a) **;

(b) ** that meets at least one of the following conditions: (i) **; or (ii) **; and

(c) **, unless otherwise agreed in any applicable **.

4.4.2	For purposes of the calculation of Bank’s total ** in ** required by Section 4.4, Bank may exclude from this calculation Bank’s ** from ** if Visa has elected, under Section 3.6.1(ii), to excuse Bank from its obligations in Section ** or Bank has elected to ** pursuant to Section **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4.5	** Branding. Bank will ensure that during the Term, ** of its ** are ** with the exception of:

(a)	**;

(b)	**; and

(c)	**.

4.6	Use of Funding. All supplemental funding described in Sections 3.2 and 3.3 above will be used for Bank’s activities in support of its participation in Visa programs. Any funds **.

4.7	Acquired ** Portfolios. If Bank acquires **, Visa and Bank ** a mutually agreeable ** and Visa’s ** Incentive Payments for such portfolios. In the event the parties do not agree on the terms of a ** with respect to an acquired portfolio, Bank may **. Visa will permit Bank to ** and will permit Bank to **.

4.8	Maintenance of ** Accounts. Any cards that receive ** Assistance pursuant to Section 3.7 must **. “ **” shall mean through **, plus **, provided that the ** shall not apply if the Agreement is terminated by Bank pursuant to and in accordance with the terms of Section 5.3. In the event that **, any ** Assistance received for these cards must be returned to Visa and, only for those cards ** must also be returned to Visa.

5.	General Terms and Conditions

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

5.1	Confidentiality. Neither party shall, without the other party’s prior written consent, disclose the terms, or the existence, of this Agreement nor any discussions relating thereto (including without limitation all strategies and financial, customer and other proprietary information disclosed by one party to the other) (the “Confidential Information”) to any third party, except its auditors, regulators, lawyers, and financial and marketing advisors who: (i) have a need to know; (ii) have been informed of the confidential nature of the Confidential Information; and (iii) excluding regulators, are bound by an appropriate confidentiality agreement or other duty or professional code that requires such information to be kept confidential. This Section 5.1 shall survive the termination or expiration of the Agreement for three years. Such obligations of confidentiality shall not apply to Confidential Information in the event and then only to the extent that such information:

5.1.1	is previously known to the recipient,

5.1.2	becomes known to the recipient from a third party who has the right to disclose such information,

5.1.3	is publicly available at the time of disclosure to the recipient,

5.1.4	becomes publicly available through no fault of the recipient,

5.1.5.	is independently developed by the recipient without reference to the Confidential Information of the discloser, or

5.1.6	is required to be disclosed by applicable law, regulation, or governmental request or court order, or is disclosed as is reasonably necessary to enforce the recipient’s rights hereunder. In such instances, the recipient shall, as promptly as possible and prior to making such disclosure (but subject in all cases to applicable law and regulation), notify the discloser so that the discloser may seek a protective order or other appropriate remedy and shall cooperate with the discloser in seeking same. If a protective order or other appropriate remedy is not obtained, the recipient shall take reasonable steps, as mutually agreed by Bank and Visa and at discloser’s expense, to limit the amount of Confidential Information so disclosed and to protect its confidentiality.

Notwithstanding any provision of this Agreement (including **) to the contrary, neither party shall be entitled to terminate or be deemed to have terminated this Agreement as a result of a breach of this Section 5.1. The preceding sentence shall not limit or affect any other remedy that may be available to a party at equity or at law.

5.2	Visa Regulations. Except as required to give effect to the express provisions of this Agreement, nothing herein will limit or supersede any of Visa’s Certificate of Incorporation, By-Laws or Operating Regulations (collectively, the “Regulations”),

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

as amended from time to time, all of which continue to govern the relationship between Bank and Visa.

5.3	Termination Provisions.

5.3.1	Visa’s Material Breach. In the event that Visa commits a material breach of this Agreement, including its obligations under ** as applied on the terms set forth in this Agreement, and such breach is not cured within ** days after written notice from Bank, Bank may terminate this Agreement without payment or penalty. If Bank elects termination, at the end of ** following termination Visa will make a cash payment to Bank equal to the **. Upon termination pursuant to this Section 5.3.1, Bank will also be entitled to all other ** received, accrued or due from Visa as of the effective date of such termination. Such ** will constitute Bank’s sole and exclusive remedy for a Visa breach that results in a termination of this Agreement pursuant to this Section 5.3.1. For the avoidance of doubt, if Visa breaches this Agreement and Bank does not elect to terminate this Agreement pursuant to this Section 5.3.1, Bank shall be entitled to exercise all available legal and equitable remedies.

5.3.2	Bank’s Material Breach. In the event that: (i) Bank materially fails to comply with ** of Exhibit III (as applied on the terms set forth in this Agreement) and such material failure to comply persists for ** (which means that ** of Exhibit III, as applied on the terms set forth in Section **, applies to Bank); (ii) Bank has breached its obligation under ** of Exhibit III, as applied on the terms set forth in Section **; or (iii) Bank is not in compliance with Section ** within the ** period provided for in Section **, Visa shall notify Bank in writing that it believes Bank has chosen “Early Termination” pursuant to **, whichever is applicable. If such material failure is not cured within ** days of such written notice, “Early Termination” shall be deemed to have occurred and all further payment obligations of Visa hereunder will cease and ** of Exhibit III shall apply except: (A) Bank shall have no obligation to ** that, in the aggregate, exceed ** dollars ($ **), or if Early Termination has occurred after **, that in the aggregate exceed ** dollars ($ **); (B) the payment of returned amounts may, at Bank’s election, be evenly spread out in calendar quarterly payments over a period selected by Bank, but not to exceed ** ( **) months, with

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

interest payable quarterly from the date of Early Termination until payment, calculated at the federal funds rate as quoted on the first business day of each month in the Wall Street Journal (or other source to be agreed upon by the parties if the Wall Street Journal does not publish such a rate); (C) in no event will the amounts obligated to be returned by Bank exceed the amount of discounts received by Bank hereunder; and (D) returned amounts will constitute the sole and exclusive remedy for any breach of Bank’s obligations that is the subject of this Section 5.3.2. Without limiting the foregoing, and subject to Section 4.6, Bank will not be required to refund: **. In addition, Visa will pay any amounts of ** Incentive Payments earned by Bank prior to termination and provide any ** Funding and ** Value committed through mutual agreement of the parties prior to the date of termination.

5.3.3	Visa Insolvency. If Visa (a) files for bankruptcy; (b) becomes or is declared insolvent, or is the subject of any proceedings related to its liquidation, insolvency or the appointment of a receiver or similar officer for it; (c) makes an assignment for the benefit of all or substantially all of its creditors; or (d) enters into an agreement for the composition, extension, or readjustment of substantially all of its obligations; AND Bank has not materially contributed to the cause of such event(s) through non-payment of a Bank obligation, then Bank may, by giving written notice of termination to Visa, terminate the Agreement without payment or penalty. Such notice must be provided within sixty (60) days of the occurrence of the event(s) and must specify a termination date that is no later than 180 days after the occurrence of the event(s).

5.3.4	Change in Control. Bank may terminate the Agreement ** if an individual, corporation, limited liability company, trust, association, or other legally recognized entity or organization (each, a “Person”), or Persons acting in concert, directly or indirectly: (a) **; or (b) **; or (c) **; AND Bank reasonably believes that **. Bank may exercise such termination right by providing detailed written notice to Visa specifying Bank’s reasons for invoking such rights under this Section 5.3.4 within ** days of the later of such change or

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Bank’s discovery of such change. Such a termination will be effective on a date to be selected by Bank that is no later than ** days following such notice. If, at the time of a change under (a), (b), or (c), above, **, Bank may exercise its termination right pursuant to this Section within ** days of discovering that such Person or member of a group of Persons has **.

Upon termination pursuant to this Section 5.3.4, Bank will also be entitled to all ** received, accrued or due from Visa as of the effective date of such termination. Such ** will constitute Bank’s sole and exclusive remedy for a Change in Control pursuant to this Section 5.3.4.

5.3.5	**. In the event that Visa during the Term makes changes in ** that, individually or in the aggregate, (i) **; and (ii) do not have a similar effect **; AND (A) Bank did not **; and (B) Visa does not cure the issue within ** days after receiving written notice from Bank, then Bank may terminate this Agreement ** upon ** days’ written notice to Visa. Upon termination pursuant to this Section 5.3.5, Bank will be entitled to all ** received, accrued or due from Visa as of the effective date of such termination. Such ** will constitute Bank’s sole and exclusive remedy for ** pursuant to this Section 5.3.5.

5.3.6	Other Agreements. Visa acknowledges that Bank has entered into agreements **. Bank may **. If Bank breaches its obligation under the previous sentence, Visa may terminate this Agreement in accordance with Section 5.3.2.

5.3.7	**,

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Bank may terminate the Agreement ** if Visa does not ** within ** days of receiving written notice thereof from Bank. If Bank elects termination pursuant to this Section 5.3.7, **. Bank will also be entitled to other ** received, accrued or due from Visa as of the effective date of such termination. Such ** will constitute Bank’s sole and exclusive remedy for ** to this Section 5.3.7.

5.3.8	Effect of Termination. In the event of any termination by either party under Section 5.3, the parties agree to commence immediately negotiations in good faith regarding a resolution of any commercial or legal disputes and a successor agreement to this Agreement. Notwithstanding anything to the contrary in this Agreement or Exhibit III, any payment obligations resulting from the termination of this Agreement shall be suspended for sixty (60) days following termination, unless the party from which payment is due fails to comply with this provision.

5.3.9	**

5.4	Notices. Any notices hereunder must be in writing and shall be deemed to have been duly given when delivered personally, or one (1) business day after being sent by an overnight courier, or three (3) business days after being sent postage prepaid

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

by certified or registered mail, return receipt requested to the address of the other party set forth below or to such other address as each party may designate by notice to the other party pursuant hereto:

If to Bank:	If to Visa:

Bank of America, N.A.	Visa U.S.A. Inc.
1100 North King Street Wilmington, Delaware 19884 Mailstop DE5-007-02-10	900 Metro Center Boulevard Foster City, CA 94104

Attention: Industry Relations Mr. Michael R. Wright	Attention: Executive Vice President Client Services

With a copy to: General Counsel	With a copy to: General Counsel

Address: 101 South Tryon Street Bank of America Plaza Charlotte, North Carolina 28255 Mailstop NC1-002-29-01	Address: 123 Mission Street 20th Floor San Francisco, CA 94105-1551

5.5	Governing Law. This Agreement and any claims or disputes arising out of or relating thereto shall be governed by and subject to the laws of the State of Delaware, without regard to its conflict of law principles, and shall be deemed for all purposes to be made and fully performed in Delaware.

5.6	Representations and Warranties. Each of Bank and Visa warrants and represents that (i) it has all requisite power and authority to grant the rights and perform the obligations to which it commits herein; (ii) the execution and delivery of this Agreement by the person representing it will be sufficient to render this Agreement binding upon it, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (iii) to the best of its knowledge, neither its performance hereunder nor the exercise by the other party of rights granted by the warranting party hereunder will materially violate any law or regulation applicable to the warranting party, or the legal rights of any third parties, or the terms of any other agreement to which the warranting party is or becomes a party. Each party is separately responsible for ensuring that its performance and grant of rights do not constitute any such material violation during the Term. No party’s approval of advertising or other copy submitted by the other will relieve the other’s responsibility under this Section 5.6.

5.7	Entire Agreement; Amendment. This Agreement and its attached Exhibits, including any documents expressly incorporated therein, contain the entire agreement of the parties with respect to the matters covered and no other or prior promises, understandings, negotiations or discussions, oral or written, made by any party or its employees, officers or agents with respect to such matters shall be valid and binding. No modification or waiver of this Agreement or any of its provisions or Exhibits shall be binding unless it is in writing and signed by duly authorized representatives of both parties. If a court of competent jurisdiction finds any provision of this Agreement or its Exhibits to be invalid, illegal, or unenforceable, the parties shall omit it from the Agreement to the extent required, and the remaining terms shall remain in full force and effect.

5.8	Assignment; Merger; Change in Control. Except as detailed in Visa’s Proxy Solicitation dated April 3, 2006, no rights or obligations under this Agreement shall be assignable (whether directly or indirectly, by merger or any similar transaction) by any party without the prior written consent of the other party, which shall not be unreasonably withheld.

5.9	Execution by Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together shall constitute one and the same instrument. The signed copies of this Agreement may be deliverable by facsimile, which will have the same legal effect as delivery of a signed original.

Bank of America, N.A.		Visa U.S.A. Inc.

By:	/s/ Henry W. Fulton, III	By:	/s/ James Duncan
Name:	Henry W. Fulton, III	Name:	James Duncan
Title:	Senior Vice President	Title:	Senior Vice President
Date:	September 28, 2006	Date:	September 28, 2006

EXHIBIT I

Surviving Existing Agreements

List 1A - Surviving Existing Agreements Between Bank and Visa Related to Committed Volume

Ref #	Partner	Agreement Name	Start date	End date
**	**	**	**	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**	**	**	**	**

List 1B – Surviving Existing Agreements between Visa and third parties related to Committed Volume

Ref #	Partner	Agreement Name	Start date	End date
**	**	**	**	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT II

Terminated Existing Agreements

Ref	Agreement Name	Start date	End date
**	**	**	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT III

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT IV

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT V

Quarterly ** Numbers for ** for **

	Total **		** Q 1		** Q 2		** Q 3		** Q 4
**	$	**	$	**	$	**	$	**	$	**
**	$	**	$	**	$	**	$	**	$	**
**	$	**	$	**	$	**	$	**	$	**

Total	$	**	$	**	$	**	$	**	$	**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT VI

Quarterly ** Incentive Payment Rider

**

I certify that I am responsible for preparing this document on behalf of my organization, and that we have used commercially reasonable diligence in calculating this information in accordance with the Agreement based upon our records and that to the best of my knowledge, the information contained in this document is accurate and complete.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Bank of America (“Bank”)

By:
Must be Officer of Bank

Print Name:

Title:

Date:

Quarterly ** Incentive Payment Rider

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(1)	**

I certify that I am responsible for preparing this document on behalf of my organization, and that we have used commercially reasonable diligence in calculating this information in accordance with the Agreement based upon our records and that to the best of my knowledge, the information contained in this document is accurate and complete.

Bank of America (“Bank”)

By:
Must be Officer of Bank

Print Name:

Title:

Date:

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

Quarterly ** Incentive Payment Rider

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

(1)	**

I certify that I am responsible for preparing this document on behalf of my organization, and that we have used commercially reasonable diligence in calculating this information in accordance with the Agreement based upon our records and that to the best of my knowledge, the information contained in this document is accurate and complete.

Bank of America (“Bank”)

By:
Must be Officer of Bank

Print Name:

Title:

Date:

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT VII

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

EXHIBIT VIII

To:	Visa USA Members

From:	Bruce McElhinney, Executive Vice President, Client Services

Date:	August 31, 2006

Re:	Visa to Simplify Member Fee Structure, Provide Reimbursements from Select Programs

In recent years, Visa has made use of several ** to fund volume and acceptance growth initiatives. Over the last several months, we have conducted an extensive review of Visa’s special ** to identify areas where we can create greater efficiencies for Visa and our members.

As a result of our assessment, we have decided to eliminate ** originally established to support a variety of merchant acceptance and Visa volume growth initiatives.

A summary of these programs is detailed below.

While these programs have been successful in accomplishing their purposes, the multiple mechanisms through which we have collected these funds brought complexity to our overall fee structure. To achieve a more efficient, simpler structure and maintain support of Visa’s initiatives aimed at driving system growth, the eliminated ** will be replaced by **. These ** will be paid directly by issuers to Visa, based on **. While the elimination of ** differs in terms of its unique economic impact, the net result of these changes will be a **.

Visa will also execute a preliminary return of funds to ** from the Visa **, one of the programs to be eliminated. The return will appear as a credit to members’ September 2006 integrated bill. **.

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

We will continue to communicate with you regularly about these and any other modifications we may make to our operating policies and fee structures. Should you have any questions about these changes, please contact your Visa Account Executive.

Thank you.

Summary of Changes

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

**

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

FIRST AMENDMENT TO

AMENDED AND RESTATED ** AGREEMENT

This amendment (“Amendment”) is effective as of the 22nd day of June, 2007, by and between Bank of America, N.A. (“Bank”) and Visa U.S.A. Inc. (“Visa”). Bank and Visa are parties to an Amended and Restated ** Agreement, effective as of January 1, 2006 (the “Agreement”), and desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Visa and Bank agree as follows (each capitalized term used but not defined herein shall have the meaning assigned in the Agreement):

1.	Section 3.11 of the Agreement is hereby amended and restated as follows:

3.11	** Assistance

3.11.1 Visa shall pay Bank ** dollars ($**), plus any incremental amount pursuant to the penultimate sentence in Section 3.11.2, no later than December 31, 2007, as **. ** The parties agree that Visa’s obligation under this section 3.11.1 shall survive any termination of the Agreement other than pursuant to Section 5.3.2.

3.11.2 Visa shall also provide ** dollars ($**) of additional support for **. This additional support shall be provided through **, to be mutually agreed upon by Bank and Visa. Visa will also provide **. Visa will pay funds **. Any vendors providing services must be mutually agreed-upon by Bank and Visa. At Bank’s request, Visa may also fund **. All services and support provided pursuant to this section

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

1

3.11.2 must be executed by September 30, 2007. ** Any of the ** dollars ($**) of support not provided to, or used by, Bank as of September 30, 2007 will be **, and will be governed by the terms of that section. The parties agree that Visa’s obligation under this section 3.11.2 shall survive any termination of the Agreement other than pursuant to Section 5.3.2.

Except as amended by this Amendment, all of the terms, conditions and covenants of the Agreement are valid, shall remain in full force and effect, and are hereby ratified and confirmed. Any inconsistencies between this Amendment and the Agreement shall be governed by this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be deemed one and the same instrument. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the matters covered and no other or prior promises, negotiations or discussions, oral or written, made by any party or its employees, officers or agents shall be valid and binding. The signed copies of this Amendment may be deliverable by facsimile, which shall have the same legal effect as delivery of a signed original.

BANK OF AMERICA, N.A.		VISA U.S.A. INC.

By:	/s/ [ILLEGIBLE] FOR RICHARD B. SKINNER	By:	/s/ JAMES DUNCAN
Name:	Richard B. Skinner	Name:	James Duncan
Title:	Senior Vice President	Title:	Senior Vice President
Date:		Date:	6-22-07

** Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

SECOND AMENDMENT TO

AMENDED AND RESTATED ** AGREEMENT

This amendment (“Amendment”) is effective as of the 22nd day of June, 2007, by and between Bank of America, N.A. (“Bank”) and Visa U.S.A. Inc. (“Visa”). Bank and Visa are parties to an Amended and Restated ** Agreement, effective as of January 1, 2006 and amended on June 22, 2007 (the “Agreement”), and desire to further amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Visa and Bank agree as follows (each capitalized term used but not defined herein shall have the meaning assigned in the Agreement):

1.	A new section 3.12 will be added to the Agreement as follows:

3.12	**.

3.12.1 In addition to the amounts provided under Section 3.11.2, Visa shall provide Bank with up to ** dollars ($**) of additional support for **. This additional support shall be provided through **, to be mutually agreed upon by Bank and Visa. Visa will pay funds **. Any vendors providing services ** must be mutually agreed-upon by Bank and Visa. At Bank’s request, Visa may also fund **. All services and support provided pursuant to this section 3.12.1 must be executed by September 30, 2007, and no compensation will be due to Bank based on the extent of any services and support not used by that date.

3.12.2 In consideration of the support provided under Section 3.12.1 above, Bank agrees to add to the Exhibit VI rider in line #6 ** shown in Table 1 below **:

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

1

Table 1

**

2.	Exhibit I, List 1A of the Agreement, relating to Surviving Existing Agreements, is hereby amended to reflect the correct Start and End dates of ** in List 1A. The correct Start Date is **, the date on which it was signed by both parties, and the correct End Date is **, as defined in that agreement. Accordingly, ** in Exhibit 1, List 1A will now read as follows:

Ref #	Partner	Agreement Name	Start Date	End Date
**	**	**	**	**

Except as amended by this Amendment, all of the terms, conditions and covenants of the Agreement are valid, shall remain in full force and effect, and are hereby ratified and

**	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

2

confirmed. Any inconsistencies between this Amendment and the Agreement shall be governed by this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be deemed one and the same instrument. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the matters covered and no other or prior promises, negotiations or discussions, oral or written, made by any party or its employees, officers or agents shall be valid and binding. The signed copies of this Amendment may be deliverable by facsimile, which shall have the same legal effect as delivery of a signed original.

BANK OF AMERICA, N.A.		VISA U.S.A. INC.

By:	/s/ [ILLEGIBLE] FOR RICHARD B. SKINNER	By:	/s/ JAMES DUNCAN
Name:	Richard B. Skinner	Name:	James Duncan
Title:	Senior Vice President	Title:	Senior Vice President
Date:		Date:	6-22-07

3